Exhibit 10.2

ADVISORY AGREEMENT

ADVISORY AGREEMENT, dated as of September 19, 2005 (“Agreement”), between Merisant Company, a Delaware corporation (“Merisant”), and Pegasus Capital Advisors, L.P., a Delaware limited partnership (“Pegasus”).

W I T N E S S E T H:

WHEREAS, Merisant desires that Pegasus provide it with certain ongoing advisory services, and Pegasus desires to render such services to Merisant, on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged, the parties agree as follows:

SECTION 1.  Services.

During the term of this Agreement, Pegasus shall provide such financial, strategic and other advisory services to Merisant and its subsidiaries as the senior management of Merisant shall reasonably request and respecting which Pegasus shall agree to provide.  Such services may be performed by Pegasus at Pegasus’ offices.  Pegasus may engage consultants to provide such services to Merisant on behalf of Pegasus.  Any such consultant(s) shall be reasonably acceptable to the Chief Executive Officer of Merisant.

SECTION 2.  Compensation.

In consideration of the services to be provided in accordance with Section 1, Merisant shall reimburse Pegasus and its affiliates for all reasonable costs and expenses (including reasonable attorney’s fees and expenses for attorneys retained by Pegasus in connection with the services), but excluding any general administrative expenses incurred in connection with the performance of advisory services under this Agreement.  The costs and expenses to be reimbursed by Pegasus shall be subject to any contractual limitation between Merisant and its lenders.

SECTION 3.  Indemnification.

(a)           None of Pegasus, any of its affiliates, nor any of their respective partners, officers, directors, stockholders, members, controlling persons, agents, representatives, consultations, attorneys or employees, including, but not limited to, Pegasus Partners II LP (the “Indemnified Parties”) shall have any liability to Merisant for any services provided pursuant to this Agreement, except as may result from such Indemnified Party’s willful misconduct or fraud.

(b)           To the fullest extent permitted by law, Merisant shall indemnify and hold harmless each and all of the Indemnified Parties and each and all of their respective heirs, legal representatives, administrators, executors, successors and valid assigns from and against any and all losses, claims, damages (except indirect or consequential damages), actions, demands, deficiencies, judgments or causes of action or liabilities, including without limitation, reasonable attorneys fees or and other expenses incurred in investigating or defending against any such losses, claims, damages, actions, demands, deficiencies, judgments, causes of action or liabilities based upon, arising out of or otherwise in respect of this Agreement.  The provisions of this Section 3 shall survive the termination of this Agreement.

SECTION 4.  Assignment.

This Agreement may not be assigned by any party without the written consent of the other party; provided, however, that Pegasus shall be entitled to assign this Agreement to any affiliate of Pegasus.

SECTION 6.  Termination.

With respect to Pegasus’ obligations hereunder, Pegasus may terminate this Agreement at any time by written notice to Merisant and this Agreement shall terminate automatically upon the earlier to occur of the date on which Pegasus Capital Advisors, L.P. or its affiliates no longer beneficially owns a majority of the outstanding voting securities of Merisant Worldwide, Inc. or the tenth anniversary of this Agreement.

SECTION 7.  Notices.

All notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be delivered by hand, sent by recognized overnight courier or given by telecopy sent to the addresses set forth below. All such communications shall be deemed to have been given or made when delivered by hand, delivered by the recognized overnight courier, or sent by telecopy upon confirmed receipt.

(a)           Pegasus:

Pegasus Capital Advisors, L.P.

99 River Road

Cos Cob, CT  06807

Telephone:  (203) 869-4400

Telecopy:  (203) 869-6940

Attn.:  Alec Machiels

(b)           Merisant:

Merisant Company

10 Riverside Plaza

Suite 850

Chicago, IL  60606

Telephone: (312) 840-6000

Telecopy: (312) 840-5342

Attn: General Counsel

SECTION 8.  Modification.

This Agreement may not be modified or amended in any manner other than by an instrument in writing signed by all of the parties hereto, or their respective successors or assigns.

SECTION 9.  Entire Agreement.

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior agreement or understanding among them with respect to such subject matter.

SECTION 10.  Severability.

If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Agreement or the application of such provision to other Persons or circumstances shall not be affected thereby.

SECTION 11.  Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OR RULES OF SUCH STATE.

SECTION 12.  Consent to Jurisdiction and Service of Process.

ALL JUDICIAL ACTION OR PROCEEDINGS BROUGHT AGAINST A PARTY OR AN INDEMNIFIED PARTY THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OBLIGATIONS HEREUNDER, SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, COUNTY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, THE PARTIES IRREVOCABLY (I) ACCEPT GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF THESE COURTS; (II) WAIVE ANY OBJECTIONS WHICH SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE

LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (I) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM; (III) AGREE THAT SERVICE OF ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH PARTY AT THEIR RESPECTIVE ADDRESSES PROVIDED IN ACCORDANCE WITH SECTION 7 AND (IV) AGREE THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH PARTY IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

SECTION 13.  Successors and Assigns.

Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of each of the parties, each of the Indemnified Parties and each of their respective legal representatives, heirs, administrators, executors, successors and assigns.

SECTION 14.  Counterparts.

This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.  It shall not be necessary for all parties to execute the same counterpart hereof.

SECTION 15.  Headings.

Headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof.

SECTION 16.  Interpretation.

Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, the feminine or neuter gender shall include the masculine, the feminine and the neuter.

SECTION 17.  Waivers.

No provision of this Agreement shall be deemed to have been waived unless such waiver is in writing and signed by or on behalf of the party granting the waiver.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective representatives duly authorized as of the day and year first above written.

PEGASUS CAPITAL ADVISORS, L.P.

By:	/s/ Rodney Cohen
Authorized Signatory

MERISANT COMPANY

By:	/s/ Anthony Nocchievo
Vice President, Chief Financial Officer